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                                                                     EXHIBIT 3.3

                                 CERTIFICATE OF
                              AMENDED AND RESTATED              FILED #C19024-96
                            ARTICLES OF INCORPORATION                  ---------
                                       OF                       DEC 1 5 2004
                           DISCOVERY INVESTMENTS, INC.          IN THE OFFICE OF
                                                                /s/DEAN HELLER
                                                                 DEAN HELLER,
                                                              SECRETARY OF STATE

Pursuant to the provisions of Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended, the undersigned does hereby declare and certify that:

1. He is the duly elected and acting President of Discovery Investments, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation".), and he has been authorized to execute this certificate by resolution of the Corporation's board of directors.

2. The Articles of Incorporation of the Corporation were originally filed by the Secretary of State on the 10th day of September, 1996.

3. The board of directors of this Corporation duly adopted resolutions on November 12, 2004, proposing to amend and restate the Articles of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders and authorizing the appropriate offices of this Corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated as follows:

                                    ARTICLE I
                                      NAME
                                      ----

         The name of the corporation is CHINA EVERGREEN ENVIRONMENTAL
CORPORATION.

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE
                       ----------------------------------

         Section 2.01. RESIDENT AGENT. The name and address of the Resident Agent for service of process is Corporate Research Solutions, Inc., 726 South Casino Center Blvd., Suite 207, Las Vegas, Nevada 89101-6742.

         Section 2.02. REGISTERED OFFICE. The address of its Registered Office is 726 South Casino Center Blvd., Suite 207, Las Vegas, Nevada 89101-6742.

         Section 2.03. OTHER OFFICES. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

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                                   ARTICLE III
                                     PURPOSE
                                     -------

         The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK
                                 ---------------

         Section 4.01. NUMBER AND CLASS. The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 50,000,000 shares of preferred stock, $0.001 par value per share, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Sections 78.195 and
78.1955 of the Nevada Revised Statutes, as amended, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

         Section 4.02. NO PREEMPTIVE RIGHTS. Stockholders of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

         Section 4.03. NON-ASSESSABILITY OF SHARES. The capital stock of the Corporation of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS
                                    ---------

         The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI
                               PERIOD OF DURATION
                               ------------------

         The corporation is to have a perpetual existence.


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                                   ARTICLE VII
                       DIRECTORS' AND OFFICERS' LIABILITY
                       ----------------------------------

         Except as otherwise provided in Sections 35.230, 90.660, 91.250, 452.200, 45.270, 668.045 and 694A.030 of the Nevada Revised Statutes, as amended, a director or officer shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

                                  ARTICLE VIII
                                    INDEMNITY
                                    ---------

         The Corporation may adapt by-laws or enter into agreements from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the States of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE XIX
                                   AMENDMENTS
                                   ----------

         Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

         4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the foregoing amendment is at least a majority.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation this 13th day of December 2004.


                                                       /s/ Chang Liang Pu
                                                       -------------------------
                                                       Chang Liang Pu, President

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